Ex-99. – (i)(2)

KRAMER LEVIN NAFTALIS & FRANKEL LLP

September 27, 2007

Mercantile Funds, Inc.

Two Hopkins Plaza

Baltimore, Maryland 21201

Re:	Mercantile Funds, Inc.

Post-Effective Amendment No. 45

File No. 33-27491; ICA No. 811-5782

Ladies and Gentlemen:

We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 45 to Registration No. 33-27491 on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP
Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas New York NY 10036-2714 Phone 212.715.8000 WWW.KRAMERLEVIN.COM

Also At 47 Avenue Hoche 75008 Paris France